Exhibit 10.17

Rayonier Inc.

Supplemental Savings Plan

(As Amended and Restated Effective January 1, 2026)

NAI-5006793094v6

TABLE OF CONTENTS

Page

ARTICLE I	The Plan	1
1.1	Establishment of the Plan	1
1.2	Purpose	1
ARTICLE II	Definitions	1
2.1	Definitions	1
2.2	Gender and Number	7
ARTICLE III	Participation	7
3.1	Eligibility	7
3.2	Commencement	7
3.3	Termination of Eligibility	8
ARTICLE IV	Contributions	8
4.1	Accounts	8
4.2	Excess Salary Deferral Contributions	8
4.3	Bonus Compensation and Extraordinary Contributions	9
4.4	Excess Matching Contributions	10
4.5	Excess Discretionary Matching Contributions	11
4.6	Excess Employer Retirement Contributions	11
4.7	Excess Enhanced Retirement Contributions	11
4.8	Adjustment to Accounts	12
4.9	Vesting	12
4.1	Date of Payment	12
4.11	Form of Payment	12
4.12	Death Benefits	13
4.13	Hardship Withdrawals	13
ARTICLE V	Rights of Participants	13
5.1	Contractual Obligation	13
5.2	Unsecured Interest	13
ARTICLE VI	Administration	14

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TABLE OF CONTENTS
(continued)
Page

6.1	Administration	14
6.2	Indemnification	14
6.3	Expenses	14
6.4	Tax Withholding	14
6.5	Claims Procedure	15
ARTICLE VII	Miscellaneous	16
7.1	Nontransferability	16
7.2	Rights Against the Company	16
7.3	Amendment or Termination	17
7.4	Applicable Law	17
7.5	Illegality of Particular Provision	17

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ARTICLE I    The Plan
1.1Establishment of the Plan
Rayonier Inc. hereby amends and restates, effective January 1, 2026, the Rayonier Inc. Supplemental Savings Plan (the “Plan”), which was originally established effective March 1, 2016.
1.2Purpose
The Plan is intended to provide Employees with contributions lost due to restrictions on defined contribution plans under Sections 401(a)(17), 401(k), 401(m), 402(g), and 415 of the Code, which primarily affect higher-paid Employees. The intent is to provide these Employees with allocations under this Plan that, when added to such Employees’ contributions under the Rayonier Investment and Savings Plan for Salaried Employees will be similar to contributions other Employees can receive under such plan.
The Plan also provides eligible Employees with the opportunity to defer all or any portion of their bonuses otherwise payable for a Plan Year. The Plan is intended to be an unfunded plan under the Employee Retirement Income Security Act of 1974, as amended, that is maintained for the purpose of providing deferred compensation for a select group of management or highly compensated Employees.
ARTICLE II    Definitions
2.1Definitions
Capitalized terms used in the Plan shall have the respective meanings set forth below:
(a)“Account” or “Accounts” shall mean, as applicable, a Participant’s Excess Salary Deferral Contribution Account, Excess Bonus Deferral Contribution Account, Bonus Deferral Contribution Account, Excess Matching Contribution Account, Excess Discretionary Matching Contribution Account, Excess Employer Retirement Contribution Account and Excess Enhanced Retirement Contribution Account.
(b)“Base Salary” shall mean an Employee’s Compensation that is compensation from the Company at the Employee’s base salary rate.
(c)“Beneficiary” shall mean the person designated under Section 4.12.
(d)“Bonus Compensation” shall mean any Compensation that is annual incentive bonus compensation or special bonus compensation and that meets the definition of performance based compensation under the Code Section 409A Rules.
(e)“Board” means the Board of Directors of the Company.
(f)“Bonus Deferral Contribution” shall mean those amounts deferred by the Participant under Section 4.3(b).

(g)“Bonus Deferral Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Bonus Deferral Contributions, if any, are credited.
(h)“Bonus Deferral Contribution Agreement” shall mean a written agreement between the Company and the Participant to defer all or a portion of the Participant’s Bonus Compensation, as described in Section 4.3(b), and to select the form of payment for such deferral, as described in Section 4.11(b).
(i)“Change of Control” shall have the following meanings:
(1)With respect to Post-2025 Amounts, “Change of Control” shall mean the occurrence of any one or more of the following events, provided that such event shall constitute a Change of Control for purposes of this Plan only if such event constitutes a “change in control event” under the provisions of Treasury Regulation Section 1.409A-3(i)(5)(i) under Section 409A(a)(2)(A)(v) of the Code:
(A)the filing of a report on Schedule 13D with the Securities and Exchange Commission pursuant to Section 13(d) of the Act disclosing that any person, other than the Company or any employee benefit plan sponsored by the Company, is the beneficial owner, as defined in Rule 13d-3 under the Act (“Beneficial Owner”), directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Voting Securities); or
(B)the purchase by any person, other than the Company or any employee benefit plan sponsored by the Company, of Voting Securities pursuant to a tender offer or exchange offer to acquire any Voting Securities of the Company (or securities convertible into such Voting Securities) for cash, securities, or any other consideration, provided that after consummation of the offer, the person in question is the Beneficial Owner, directly or indirectly, of securities representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding Voting Securities (all as calculated under clause (A) of this definition); or
(C)the approval by the shareholders of the Company and the subsequent consummation of any transaction pursuant to which the Company is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation, or pursuant to which common shares of the Company would be converted into cash, securities, or any other consideration of a third party, or any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (any such merger or other transaction, sale, lease, exchange or other transfer referred to as a “Business Combination”), unless following such Business Combination, all or substantially all of the individuals and entities who were the Beneficial Owners of the outstanding Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire voting securities) entitled to vote generally in the election of directors of the Successor Entity in substantially the same proportions as their ownership of the outstanding Voting Securities immediately prior to such Business Combination (for purposes of this provision, the term “Successor Entity” means the entity resulting from the Business Combination, including without limitation, an entity which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries); or
(D)a change in the composition of the Board of the Company or the board of directors of any Successor Entity at any time during any consecutive 24-month period such that Continuing Directors cease for any reason to constitute at least a majority of the Board.
For purposes of this definition of “Change of Control,” the term “Act” means the Securities Exchange Act of 1934, as amended, the term “Voting Securities” means any securities of the Company that vote generally in the election of members of the Board, and the term “Continuing Directors” means those members of the Board who either were directors at the beginning of a consecutive 24-month period or were elected during such period by or on the nomination or recommendation of at least seventy percent (70%) of the then-existing Board, excluding for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by on or behalf of a “person” (as used in Section 13(d) of the Act) other than the Board.
(2)With respect to Pre-2026 Amounts, “Change of Control” shall have the same meaning as a “change in control event” under the provisions of Treasury Regulation Section 1.409A-3(i)(5)(i) under Section 409A(a)(2)(A)(v) of the Code.
(j)“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(k)“Code Section 409A Rules” shall mean Section 409A of the Code and the final regulations and other IRS guidance promulgated thereunder, as in effect from time to time.
(l)“Company” shall mean Rayonier Inc.
(m)“Compensation” shall mean an Employee’s Compensation, as defined in the Qualified Plan, but determined without giving effect to the Threshold Amount and including the Employee’s deferrals, if any, under this Plan.
(n)“Discretionary Matching Contribution” shall have the meaning set forth in the Qualified Plan.
(o)“Employee” shall have the meaning set forth in the Qualified Plan.
(p)“Employer Retirement Contribution” shall have the meaning set forth in the Qualified Plan.
(q)“Enhanced Retirement Contribution” shall have the meaning set forth in the Qualified Plan.
(r)“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
(s)“Excess Bonus Deferral Contribution” shall mean those amounts deferred by the Participant under Section 4.3(a).
(t)“Excess Bonus Deferral Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Bonus Deferral Contributions, if any, are credited.
(u)“Excess Bonus Deferral Contribution Agreement” shall mean a written agreement between the Company and the Participant to defer all or a portion of the Participant’s Bonus Compensation, as described in Section 4.3(a).
(v)“Excess Discretionary Matching Contribution” shall mean the amount credited to the Participant under Section 4.5.
(w)“Excess Discretionary Matching Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Discretionary Matching Contributions, if any, are credited.
(x)“Excess Employer Retirement Contribution” shall mean the amount credited to a Participant under Section 4.6.
(y)“Excess Employer Retirement Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Employer Retirement Contributions, if any, are credited.
(z)“Excess Enhanced Retirement Contribution” shall mean the amount credited to a Participant under Section 4.7.

(aa)“Excess Enhanced Retirement Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Enhanced Retirement Contributions, if any, are credited.
(bb)“Excess Matching Contribution” shall mean the amount credited to the Participant under Section 4.4.
(cc)“Excess Matching Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Matching Contributions, if any, are credited.
(dd)“Excess Salary Deferral Contribution” shall mean those amounts deferred by the Participant under Section 4.2.
(ee)“Excess Salary Deferral Contribution Account” shall mean the account established for the Participant on the books of the Company under Section 4.1 to which the Participant’s Excess Salary Deferral Contributions, if any, are credited.
(ff)“Excess Salary Deferral Contribution Agreement” shall mean a written agreement between the Company and the Participant to defer all or a portion of the Participant’s Base Salary, as described in Section 4.2.
(gg)“Excess Savings Account” shall mean, as applicable, an account comprised of Excess Salary Deferral Contributions, Excess Bonus Deferral Contributions, Excess Matching Contributions, Excess Discretionary Matching Contributions, Excess Employer Retirement Contributions and Excess Enhanced Retirement Contributions.
(hh)“Matching Contribution” shall have the meaning set forth in the Qualified Plan, but excluding Discretionary Matching Contributions.
(ii)“Newly Eligible Participant” shall mean an Employee who participates in the Plan pursuant to Article III and who is not a participant under another nonqualified deferred compensation plan that is required to be aggregated with the Plan pursuant to the Code Section 409A Rules.
(jj)“Participant” shall mean an Employee who participates in the Plan pursuant to Article III.
(kk)“Payment Option Form” shall mean the administrative form provided by the Company for use by a Participant for selecting the form of payment for the Participant’s Excess Savings Account.
(ll)“Plan Administrator” shall mean the entity described in Article VI.
(mm)“Plan Year” shall mean the plan year of the Qualified Plan.
(nn)“Post-2025 Amounts” shall mean amounts credited to a Participant’s Accounts for the Plan Year beginning January 1, 2026 and subsequent Plan Years, including, for the avoidance of doubt, amounts credited to a Participant’s Accounts with respect to (1) Base Salary for pay periods beginning on or after January 1, 2026 or (2) Bonus Compensation payable in respect of the Plan Year beginning January 1, 2026 and subsequent Plan Years, as such amounts are adjusted from time to time pursuant to Section 4.8.
(oo)“Pre-2026 Amounts” shall mean amounts credited to a Participant’s Accounts for the Plan Year ending December 31, 2025 and previous Plan Years, including, for the avoidance of doubt, amounts credited to a Participant’s Accounts with respect to (a) Base Salary for pay periods beginning prior to January 1, 2026 or (b) Bonus Compensation payable in respect of the Plan Year ending December 31, 2025 and previous Plan Years, as such amounts are adjusted from time to time pursuant to Section 4.8.
(pp)“Qualified Plan” shall mean the Rayonier Investment and Savings Plan for Salaried Employees, which is intended to be qualified under Section 401(a) of the Code.
(qq)“Salary Deferral Contribution” shall mean the Elective Deferrals and Catch-Up Deferrals, as set forth in the Qualified Plan.
(rr)“Separation Delay Period” shall mean the six month period following the date of a Participant’s Separation from Service (or such other applicable period as may be provided for by Section 409A(a)(2)(B)(i) of the Code as in effect at the time), or earlier upon the death of the Participant, such that any payment delayed during the Separation Delay Period is to be paid on the first business day of the seventh month following the Separation from Service or, if earlier, such Participant’s death.
(ss)“Separation from Service” and “Specified Employee” shall have the respective meanings assigned such terms under the Code Section 409A Rules.
(tt)“Threshold Amount” shall mean the annual compensation limit in effect under Section 401(a)(17) of the Code for the relevant Plan Year.
(uu)“Valuation Date” shall mean the last day of each calendar month and such other dates as determined by the Plan Administrator in its sole discretion.
2.2Gender and Number
Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, and the singular shall include the plural.
ARTICLE III    Participation
3.1Eligibility
With respect to a Plan Year, each management Employee or highly compensated Employee designated by the Plan Administrator shall be eligible to participate in the Plan, provided such Employee participates in the Qualified Plan during the Plan Year. Notwithstanding the foregoing, to the extent Bonus Deferral Contributions are permitted by the Plan Administrator for a given Plan Year, a management Employee or highly compensated Employee designated by the Plan Administrator shall be eligible to make Bonus Deferral Contributions under Section 4.3(b) regardless of whether such Employee participates in the Qualified Plan during the Plan Year.

3.2Commencement
Each Employee shall become a Participant on the first day of the month coincident with or next following the date he satisfies the eligibility requirements of Section 3.1.
3.3Termination of Eligibility
An individual shall cease to be a Participant as of the date such individual ceases to meet all of the applicable requirements of Section 3.1 above; provided, however, that benefits accrued as of such date shall not be reduced and shall be paid as provided herein.
ARTICLE IV    Contributions
4.1Accounts
The Company shall, as appropriate, establish and maintain as a bookkeeping entry an Excess Salary Deferral Contribution Account, an Excess Bonus Deferral Contribution Account, a Bonus Deferral Contribution Account, an Excess Matching Contribution Account, an Excess Discretionary Matching Contribution Account, an Excess Employer Retirement Contribution Account, and an Excess Enhanced Retirement Contribution Account for each Participant to which the Company shall credit, as appropriate, the amounts described in this Article IV. Notwithstanding any other provision of the Plan, all Employee deferrals and Company credits to any Account provided in this Article IV shall be limited as necessary to comply with any applicable limitations of Section 1.409A-2(a)(9) and Section 1.409A-3(j)(5) of the Code Section 409A Rules.
4.2Excess Salary Deferral Contributions
Each Employee described in Section 3.1 whose Base Salary exceeds the Threshold Amount may enter into an Excess Salary Deferral Contribution Agreement with the Company under which the Participant elects to defer an amount equal to the excess of up to 6 percent of the Base Salary that would otherwise be payable to him each payroll period during each subsequent Plan Year over the Salary Deferral Contributions made to the Qualified Plan on the Participant’s behalf for the corresponding payroll period, to the extent such Salary Deferral Contributions are attributable to the Participant’s Base Salary; provided that such deferrals under this Plan shall commence during a Plan Year only after the Participant has made the maximum Salary Deferral Contributions to the Qualified Plan as are permitted under the terms of the Qualified Plan for such Plan Year. Such election shall be irrevocable and shall remain in effect for such Plan Year and all subsequent Plan Years unless the Participant, prior to the beginning of a Plan Year, elects to revoke or amend the Excess Salary Deferral Contribution Agreement. An Excess Salary Deferral Contribution Agreement may be reinstated or amended prior to the beginning of any Plan Year for Base Salary payable in that Plan Year. Notwithstanding the foregoing, an Employee who becomes a Newly Eligible Participant during a Plan Year may execute an Excess Salary Deferral Contribution Agreement within 30 days of becoming eligible, but only with respect to Base Salary earned after such election. The Company shall credit the Excess Salary Deferral Contributions to the Participant’s Excess Salary Deferral Contribution Account as of the payroll period to which the Excess Salary Deferral Contributions relate.

A Participant who has elected to make Excess Salary Deferral Contributions for a Plan Year may not change, cancel or add an election to make Salary Deferral Contributions or after-tax contributions under the Qualified Plan with respect to Base Salary for such Plan Year after the Participant’s election to make Excess Salary Deferral Contributions for such Plan Year has become irrevocable, except as may otherwise be required by applicable law and permitted under the Code Section 409A Rules.
4.3Bonus Compensation and Extraordinary Contributions
(a)Excess Bonus Deferral Contributions
4.4Each Employee described in Section 3.1 whose Base Salary exceeds the Threshold Amount may enter into an Excess Bonus Deferral Contribution Agreement with the Company under which the Participant elects to defer an amount equal to the excess of up to 6 percent of the Bonus Compensation that will otherwise be payable to him in respect of such Plan Year over the amount of Salary Deferral Contributions made to the Qualified Plan on the Participant’s behalf for the corresponding payroll period in which the Bonus Compensation will otherwise have been paid, to the extent such Salary Deferral Contributions are attributable to the Participant’s Bonus Compensation; provided that such deferrals under this Plan shall commence during a Plan Year only after the Participant has made the maximum Salary Deferral Contributions to the Qualified Plan as are permitted under the terms of the Qualified Plan for such Plan Year. Such Excess Bonus Deferral Contribution Agreement shall be entered into by the Participant and the Company and shall become irrevocable no later than June 30th of the calendar year preceding the year in which the Bonus Compensation will otherwise be paid, provided the Participant performs services continuously from the later of the beginning of the performance period for determining the Bonus Compensation or the date the performance criteria are established through to the date of such election, and the amount of the Bonus Compensation has not become reasonably ascertainable. Such election shall be irrevocable and shall remain in effect for such Plan Year and all subsequent Plan Years to the extent the conditions of the preceding sentence continue to be met unless the Participant, prior to June 30th of the calendar year preceding the year in which the Bonus Compensation will otherwise be paid, elects to revoke or amend the Excess Bonus Deferral Contribution Agreement. Notwithstanding the foregoing, an Employee who becomes a Newly Eligible Participant may execute an Excess Bonus Deferral Contribution Agreement within 30 days of becoming eligible, but only with respect to Bonus Compensation earned after such election. The Company shall credit the Excess Bonus Deferral Contributions to the Participant’s Excess Bonus Deferral Contribution Account as of the payroll period to which the Excess Bonus Deferral Contributions relate.
A Participant who has elected to make Excess Bonus Deferral Contributions for a Plan Year may not change, cancel or add an election to make Salary Deferral Contributions or after-tax contributions under the Qualified Plan with respect to Bonus Compensation for such Plan Year after the Participant’s election to make Excess Bonus Deferral Contributions for such Plan Year has become irrevocable, except as may otherwise be required by applicable law and permitted under the Code Section 409A Rules.

(b)Bonus Deferral Contributions
4.5This Section 4.3(b) shall apply for a Plan Year only if elected by the Plan Administrator, in its sole discretion, for such Plan Year. An Employee described in Section 3.1 whose Base Salary exceeds the Threshold Amount may enter into a Bonus Deferral Contribution Agreement with the Company under which the Participant elects to defer all or any portion of any Bonus Compensation that will otherwise be payable to him in respect of such Plan Year; provided, however, that such deferral shall be reduced by the amount of any Excess Bonus Deferral Contribution made under Section 4.3(a) for such Plan Year. Such Bonus Deferral Contribution Agreement shall be entered into by the Participant and the Company and shall become irrevocable no later than June 30th of the calendar year preceding the year in which the Bonus Compensation will otherwise be paid, provided the Participant performs services continuously from the later of the beginning of the performance period for determining the Bonus Compensation or the date the performance criteria are established through to the date of such election, and the amount of the Bonus Compensation has not become reasonably ascertainable. Notwithstanding the foregoing, an Employee who becomes a Newly Eligible Participant may execute a Bonus Deferral Contribution Agreement within 30 days of becoming eligible, but only with respect to Bonus Compensation earned after such election. The Company shall credit the Bonus Deferral Contributions to the Participant’s Bonus Deferral Contribution Account as of the payroll period to which the Bonus Deferral Contributions relate.
(c)Extraordinary Contributions
4.6In addition, the Plan Administrator may, from time to time, and in its sole discretion and subject to such rules as may be required by the Code Section 409A Rules, permit Participants to elect to defer other extraordinary amounts of compensation to the Plan in addition to the deferrals permitted under Section 4.2 and 4.3. Any amounts deferred pursuant to this Section 4.3(c) shall be contributed to the applicable Account of the Participant and shall be subject to the provisions of this Plan.
4.4Excess Matching Contributions
During each Plan Year, with respect to each Participant (i) whose Base Salary exceeds the Threshold Amount and (ii) who makes the maximum Salary Deferral Contributions to the Qualified Plan as are permitted under the terms of the Qualified Plan for such Plan Year, the Company shall credit to a Participant’s Excess Matching Contribution Account the sum of subsection (a) and subsection (b), but in no event more than an amount equal to the excess of 3.6 percent of Compensation over the Matching Contributions made for a Participant under the Qualified Plan for such Plan Year.
(a)Excess Matching Contribution on Salary Deferral Contributions
The Company shall credit to a Participant’s Excess Matching Contribution Account an amount equal to the excess of (1) 60 percent of the Salary Deferral Contributions made for such Participant to the Qualified Plan for each payroll period during the Plan Year up to 6 percent of Compensation over (2) the Matching Contributions made for such Participant to the Qualified Plan for such corresponding pay period. The Excess Matching Contributions made under this subsection (a) shall be credited to the Participant’s Excess Matching Contribution Account as of the same date or dates that the Salary Deferral Contributions are allocated under the Qualified Plan.
(b)Excess Matching Contributions on Excess Salary Deferral Contributions and Excess Bonus Deferral Contributions
The Company shall credit to a Participant’s Excess Matching Contribution Account an amount that is equal to 60 percent of the Excess Salary Deferral Contributions and/or the Excess Bonus Deferral Contributions for that Plan Year. The Excess Matching Contributions made under this subsection (b) shall be credited to the Participant’s Excess Matching Contribution Account as of the same date or dates that the Excess Salary Contributions and/or Excess Bonus Deferral Contributions are allocated to the Participant’s Excess Salary Deferral Contribution Account and/or Excess Bonus Deferral Contribution Account, as applicable.
4.5Excess Discretionary Matching Contributions
During each Plan Year that a Discretionary Matching Contribution is made under the Qualified Plan, the Company shall credit to a Participant’s Excess Discretionary Matching Contribution Account an amount that is equal to the Discretionary Matching Contribution percentage under the Qualified Plan multiplied by the Participant’s Excess Salary Deferral Contributions for that Plan Year. The Excess Discretionary Matching Contribution shall be credited to the Participant’s Excess Discretionary Matching Contribution Account as of the same date or dates that the Excess Salary Deferral Contributions are allocated to the Participant’s Excess Salary Deferral Contribution Account.
4.6Excess Employer Retirement Contributions
For each Plan Year prior to January 1, 2017 in which the Base Salary of an Employee described in Section 3.1 exceeded the Threshold Amount during such Plan Year, the Company credited to the Participant’s Excess Employer Retirement Contribution Account an amount that was equal to the Employer Retirement Contribution that would have been made for such Participant under the Qualified Plan without giving effect to the Threshold Amount over the actual Employer Retirement Contribution made for such Participant under the Qualified Plan for such Plan Year.
4.7Excess Enhanced Retirement Contributions
For each Plan Year in which the Compensation of an Employee described in Section 3.1 exceeds the Threshold Amount during such Plan Year, the Company shall credit to the Participant’s Excess Enhanced Retirement Contribution Account an amount that is equal to the excess of (a) the Enhanced Retirement Contributions that would have been made for such Participant under the Qualified Plan without giving effect to the Threshold Amount over (b) the actual Enhanced Retirement Contribution made for such Participant under the Qualified Plan for such Plan Year.

4.8Adjustment to Accounts
As of the end of each Valuation Date, Accounts of each Participant shall be credited on the books of the Company with a gain equal to the adjustment that would be made if assets equal to such Account had been invested with a rate of return equal to 120% of the long-term Applicable Federal Rate (adjusted monthly).
4.9Vesting
A Participant shall have a nonforfeitable right to amounts credited to the Participant’s Accounts.
4.10Date of Payment
A Participant’s Accounts shall be payable upon the Participant’s Separation from Service, or, if earlier, upon the occurrence of a Change of Control, provided, however, that payments made upon a Participant’s Separation from Service shall be made at the end of the Separation Delay Period if the Participant is a Specified Employee on the date of his Separation from Service.
4.11Form of Payment
(a)Excess Savings Account. At the time the Participant first becomes eligible for this Plan under Section 3.1, the Participant shall elect on the Payment Option Form one of the following forms of payment for all amounts credited to the Excess Savings Account:
(1)Lump Sum. The Participant shall receive a single sum cash payment equal to the amount credited to the Excess Savings Account.
(2)Installments. The Participant shall receive the amount credited to the Excess Savings Account in annual installments payable over a period not exceeding 15 years. Earnings shall continue to be credited on the unpaid amounts.
(b)Bonus Deferral. Each time the Participant executes a Bonus Deferral Contribution Agreement, the Participant shall elect one of the following forms of payment for amounts credited to the Bonus Deferral Contribution Account pursuant to such Bonus Deferral Contribution Agreement:
(1)Lump Sum. The Participant shall receive a single sum cash payment equal to the amount credited to the Bonus Deferral Contribution Account.
(2)Installments. The Participant shall receive the amount credited to the Bonus Deferral Contribution Account in annual installments payable over a period not exceeding 15 years. Earnings shall continue to be credited on the unpaid amounts.
(c)Automatic Time and Form of Payment for Post-2025 Amounts on a Change of Control. Notwithstanding the foregoing or any form of payment election to the contrary, any Post-2025 Amounts remaining in a Participant’s Account shall be paid in a single sum cash payment upon the occurrence of a Change of Control; provided, however, in the event such Change of Control occurs during a Participant’s Separation Delay Period, the Post-2025 Amounts remaining in the

Participant’s Account will be paid after the Separation Delay Period to the extent required by the Code Section 409A Rules.
4.12Death Benefits
The Participant shall designate on the form provided for this purpose by the Plan Administrator a Beneficiary to receive his Account in the event of such Participant’s death. If no Beneficiary is designated or if no Beneficiary survives the Participant, the Participant’s surviving spouse or, in the case of an unmarried Participant, the designated Beneficiary under the Rayonier Salaried Life Insurance Plan shall be the Beneficiary. In the event that no spouse survives the Participant or, in the case of an unmarried Participant, that the life insurance benefits have been assigned or that no Beneficiary has been designated under the Rayonier Life Insurance Plan, the Beneficiary shall be the Participant’s estate.
4.13Hardship Withdrawals
Notwithstanding the provisions of Section 4.10, a Participant may, prior to the date payment of his Accounts is otherwise to be made, request a financial hardship withdrawal from any of his Accounts. A hardship withdrawal shall be available only upon a determination by the Company’s Vice President, Human Resources, that the hardship withdrawal satisfies the requirements of an unforeseeable emergency under the Code 409A Rules, which require that a Participant has suffered a severe and unanticipated emergency caused by an event that is beyond the control of the Participant, and that the amount of the withdrawal shall be limited to the amount necessary to satisfy the hardship. The Company’s Senior Vice President, Human Resources, shall examine all relevant facts and circumstances to determine whether the Participant has a financial hardship and may require a Participant to submit any and all documentation that she deems necessary to substantiate the existence of a financial hardship.
ARTICLE V    Rights of Participants
5.1Contractual Obligation
It is intended that the Company is under a contractual obligation to make payments under this Plan when due. The benefits under this Plan shall be paid out of the general assets of the Company.
5.2Unsecured Interest
No special or separate fund shall be established and no segregation of assets shall be made to assure the payment of benefits hereunder. No Participant hereunder shall have any right, title, or interest whatsoever in any specific asset of the Company. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. It is the intention of the Company that this Plan be unfunded for tax purposes and for purposes of Title I of ERISA and any trust created by the Company and any assets held by such trust to assist the Company in meeting its obligations under the Plan shall meet the requirements necessary to retain such unfunded status.
ARTICLE VI    Administration
6.1Administration
The Plan shall be administered by the Company as Plan Administrator. The Plan Administrator may appoint one or more individuals and delegate such of its powers and duties described herein as it deems desirable to any such individual, in which case every reference herein made to the Plan Administrator shall be deemed to mean or include the individuals as to matters within their jurisdiction; provided, however, that in the absence of any contrary appointment or delegation, the authority, powers, and duties herein shall be assigned to the Company’s Vice President, Human Resources. The Plan Administrator shall, in its sole discretion, be authorized to construe and interpret all provisions of the Plan, to adopt rules and practices concerning the administration of the same, and to make any determinations and calculations necessary or appropriate hereunder. The determination of the Plan Administrator as to any disputed question arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive on all persons.
6.2Indemnification
To the extent permitted by law, all agents and representatives of the Plan Administrator shall be indemnified by the Company and saved harmless against any claims, and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect, or willful misconduct.
6.3Expenses
The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.
6.4Tax Withholding
The Company may deduct from an Account, or withhold from a payment, any federal, state, or local taxes required by law to be withheld with respect to such Account or payment and such sums as the Company may reasonably estimate are necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such Account or payment.
6.5Claims Procedure
(a)Submission of Claims. Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator or to an individual designated by the Plan Administrator for this purpose.
(b)Denial of Claim. If any claim for benefits is wholly or partially denied, the claimant shall be given written or electronic notice within 90 days following the date on which the claim is filed, which notice shall set forth —

(1)the specific reason or reasons for the denial;
(2)specific reference to pertinent Plan provisions on which the denial is based;
(3)a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(4)an explanation of the Plan’s claim review procedures and time limits applicable to such procedures, including a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.
If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.
(c)Claim Review Procedure. The claimant or his authorized representative may submit a written request for review to the Plan Administrator no later than 60 days after the date on which written or electronic notification of the denial is received by the claimant (or, if applicable, within 60 days after the date on which such denial is deemed to have occurred).
The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
Not later than 60 days after receipt of the request for review, the Plan Administrator shall render and furnish to the claimant written or electronic notice of the decision on review, which notice shall set forth —
(1)the specific reason or reasons for the decision;
(2)specific reference to pertinent Plan provisions on which the decision is based;
(3)a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and
(4)a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefit. A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.

If special circumstances require an extension of time for processing the claim, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by the Plan Administrator shall not be subject to further review.
(d)Exhaustion of Remedy. No claimant shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan, until the claimant has first exhausted the procedures set forth in this Section.
ARTICLE VII    Miscellaneous
7.1Nontransferability
In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary, except as otherwise required by law. Prior to the time of a payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.
7.2Rights Against the Company
Neither the establishment of the Plan, nor any modification thereof, nor any payments hereunder, shall be construed to give any Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time.
7.3Amendment or Termination
Except as otherwise provided herein, the Plan may be amended, modified, or terminated at any time by the Company provided that, except as may be required in the reasonable judgment of the Company to comply with the Code Section 409A Rules, no such amendment, modification, or termination shall reduce or diminish without the consent of a Participant or Beneficiary, if applicable, such person’s right to receive any benefit accrued hereunder prior to the date of such amendment, modification, or termination. Notice of such amendment, modification, or termination shall be given in writing to each Participant and Beneficiary of a deceased Participant having an interest in the Plan to whom the provision applies.
7.4Applicable Law
This instrument shall be binding on all successors and assignees of the Company and shall be construed in accordance with and governed by the laws of the State of Florida, subject to the provisions of all applicable Federal laws.
7.5Illegality of Particular Provision
The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

IN WITNESS WHEREOF, Rayonier Inc. has caused this instrument to be executed on December 11, 2025, to be effective as of January 1, 2026.

Rayonier Inc.

By	/s/ Shelby Pyatt

Shelby Pyatt
Senior Vice President, Human Resources and Information Technology